UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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☐	Soliciting Material Pursuant to §240.14a-12

THRESHOLD

PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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THRESHOLD PHARMACEUTICALS, INC.

Notice of Annual Meeting of Stockholders

To Be Held May 13, 2008

The Annual Meeting of Stockholders of Threshold Pharmaceuticals, Inc. will be held on May 13, 2008, at 12:00 p.m., local time, at our principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect two Class I directors to hold office until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To approve an amendment of our Amended and Restated Certificate of Incorporation to be implemented, if deemed necessary, by our board of directors at any time within 12 months from the annual meeting, which will (i) give effect to a reverse stock split of all outstanding shares of our common stock as described in the enclosed proxy statement, and (ii) reduce the number of authorized shares of Common Stock from 150,000,000 shares to 50,000,000 shares.

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 4, 2008 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Harold E. Selick
Chief Executive Officer

Redwood City, California

April 18, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

THRESHOLD PHARMACEUTICALS, INC.

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

(650) 474-8200

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders of Threshold Pharmaceuticals, Inc. to be held on May 13, 2008, at 12:00 p.m., local time, at our principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063 and at any adjournments or postponements thereof. These materials are being mailed to stockholders on or about April 18, 2008.

Only holders of our common stock as of the close of business on April 4, 2008, or the Record Date, are entitled to vote at the annual meeting. Stockholders who hold shares in “street name” may vote at the annual meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 37,410,553 shares of common stock, par value $0.001 per share, outstanding and entitled to vote at the annual meeting. There are no statutory or contractual rights of appraisal or similar remedies available to stockholders in connection with any matter to be acted on at the annual meeting.

A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the annual meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this proxy statement. Alternatively, stockholders may vote their shares on the Internet or by telephone by following the instructions on the proxy card. All proxy cards received by us which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to our board of directors listed on the proxy card and in this proxy statement and for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. We are not aware, as of the date hereof, of any matters to be voted upon at the annual meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the annual meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, (i) the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors and (ii) the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the annual meeting will be required to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly executed proxy marked “Abstain” with respect to any other matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

There are four different ways to vote your shares:

•	By Internet: You may submit a proxy or voting instructions over the Internet by following the instructions at www.proxyvoting.com/thld.

•	By Telephone: You may submit a proxy or voting instructions by calling (866) 540-5760 and following the instructions.

•	By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

•

In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the annual meeting and voting in person.

A stockholder of record may revoke a proxy at any time before it is voted at the annual meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Secretary at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063 or (b) attending the annual meeting and voting in person. Attendance at the annual meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting. A stockholder who holds shares in “street name” must contact their broker directly to revoke a proxy.

The proxy card accompanying this proxy statement is solicited by our board of directors. We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. If requested, we will also pay brokers, banks and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:	Our board of directors.

Q:	Where and when is the annual meeting of stockholders?

A:	The annual meeting of stockholders of Threshold Pharmaceuticals, Inc. to be held on May 13, 2008, at 12:00 p.m., local time, at our principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063.

Q:	Who can vote at the annual meeting?

A:	All stockholders of record at the close of business on April 4, 2008, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting. If on that date, your shares were registered directly in your name with our transfer agent, BNY Mellon Investor Services LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. Nevertheless, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the record date, 37,410,553 shares of our common stock were outstanding.

Q:	What constitutes a quorum for the meeting?

A:	A quorum is required for stockholders to conduct business at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. On the record date, April 4, 2008, there were 37,410,553 shares of our common stock outstanding. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:	What am I voting on?

A:	You are voting on the following proposals:

1. To elect two directors to our board of directors for the following year.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To approve an amendment to our Amended and Restated Certificate of Incorporation to be implemented, if deemed necessary, by our board of directors at any time within 12 months from the annual meeting, which will (i) give effect to a reverse stock split of all outstanding shares of our common stock at a ratio of not less than one-for-two and not greater than one-for-ten, with the exact ratio to be determined by our board of directors at its discretion and (ii) reduce the number of authorized shares of our common stock from 150,000,000 to 50,000,000.

Q:	How do I vote?

A:	If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as directed on the proxy card. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person.

Q:	Can I change my vote after I return my proxy card?

A:	Yes. Even after you have submitted your proxy card, you may revoke your proxy or change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

Q:	My shares are held in the “street name.” Will my broker vote my shares?

A:	If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions on such a matter, your shares may not be voted. Shares of common stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum. If you do not instruct your broker on how to vote, because the vote required is based upon the total number of shares of our common stock outstanding on the record date, and not just the shares that are voted, this will have the same effect as a vote against Proposal 3 to approve reverse stock split.

Q:	What vote is required to approve each item?

A:	Proposal 1 (Election of Directors). The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors but will be counted for purposes of determining whether there is a quorum. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Proposal 2 (Ratify Independent Registered Public Accounting Firm). The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Proposal 3 (Approve Reverse Stock Split). The affirmative vote of the holders of a majority of the outstanding shares of our voting stock entitled to vote thereon will be required to approve an amendment to our Amended and Restated Certificate of Incorporation to be implemented, if deemed necessary, by our board of directors at any time within 12 months from the annual meeting, which will (i) give effect to a reverse stock split of all outstanding shares of our common stock at a ratio of not less than one-for-two and not greater than one-for-ten, with the exact ratio to be determined by our board of directors at its discretion and (ii) reduce the number of authorized shares of our common stock from 150,000,000 to 50,000,000. Accordingly, abstentions and broker non-votes will have the same legal effect as a negative vote on these proposals.

Q:	Why are we seeking stockholder approval for Proposal 3?

A:	Our board of directors believes it is in our best interest for the stockholders to approve the reverse split because, first, it believes the Nasdaq Global Market or the Nasdaq Capital Market are the preferred listing markets for our common stock and that it may be necessary to effect the reverse stock split within 12 months of the annual meeting to maintain the listing of our common stock on such markets, and second, it believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, thus improving liquidity.

Our common stock is currently listed on the Nasdaq Global Market. To maintain the continued listing of our common stock on the Nasdaq Global Market or the Nasdaq Capital Market, we are required to satisfy certain listing standards promulgated by the Nasdaq Stock Market. Such standards require, among other things, that the closing bid price of our common stock not fall below $1.00 per share for 30 consecutive trading days. If a delisting from the Nasdaq Global Market or the Nasdaq Capital Market were to occur, our common stock would trade on the OTC Bulletin Board or in the “pink sheets.” We are currently out of compliance with this minimum bid price requirement. To regain compliance, the closing bid price of our common stock must be greater than $1.00 per share for 10 consecutive days.

Our board of directors believes that the OTC Bulletin Board and the “pink sheets” have lower trading volume and are less efficient than the Nasdaq Global Market or the Nasdaq Capital Market and, as such, trading on these alternative markets may negatively impact the liquidity of our common stock and our ability to obtain future financing on favorable terms. Our board of directors further believes that an increased stock price that would likely result from the implementation of a reverse stock split may encourage investor interest and improve the marketability of our common stock to a broader range of investors, thus improving liquidity.

Q:	How does the board of directors recommend that I vote on the proposals?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors, as set forth below, together with the description of each item in this proxy statement:

•	FOR Proposal 1, the election of the nominated slate of two directors (see page 22);

•	FOR Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2008 fiscal year (see page 23); and

•

FOR Proposal 3, the approval of an amendment to our Amended and Restated Certificate of Incorporation to be implemented, if deemed necessary, by our board of directors at any time within 12 months from the annual meeting, which will (i) give effect to a reverse stock split of all outstanding shares of our common stock at a ratio of not less than one-for-two and not greater than one-for-ten, with the exact ratio to be determined by our board of directors at its discretion and (ii) reduce the number of authorized shares of our common stock from 150,000,000 to 50,000,000 (see page 24).

Q:	Who will bear the cost of this solicitation?

A:	We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our regular employees may, without additional compensation, solicit proxies personally by telephone, e-mail or fax.

Q:	Whom should I contact with questions?

A:	If you need additional copies of this proxy statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our Senior Director of Corporate Communications, Denise Powell, by telephone at 650-474-8206.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of our board of directors is set forth below as of March 31, 2008:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year
Michael F. Powell, Ph.D.(1)(3)	53	Director	2008
Harold E. Selick, Ph.D.	53	Chief Executive Officer and Director	2008
William A. Halter(3)	47	Director	2009
Wilfred E. Jaeger, M.D.(1)(2)	52	Director	2009
Bruce C. Cozadd(2)	44	Director	2010
David R. Hoffmann(1)(3)	63	Director	2010
George G.C. Parker, Ph.D.(2)	69	Director	2010

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and governance committee

Our Amended and Restated Certificate of Incorporation divides our board of directors into three classes, with staggered three-year terms. The Class I directors, whose terms expire at the annual meeting, are Dr. Michael F. Powell and Dr. Harold E. Selick. The Class II directors, whose terms expire at the 2009 Annual Meeting, are Mr. William A. Halter and Dr. Wilfred E. Jaeger. The Class III directors, whose terms expire at the 2010 Annual Meeting, are Mr. Bruce C. Cozadd, Mr. David R. Hoffmann and Dr. George G.C. Parker. Only one class of directors is elected at each annual meeting. The directors in the other classes continue to serve for the remainder of such class’ three-year term. Dr. Powell and Dr. Selick, who are Class I directors previously elected by our stockholders, are nominees for re-election at the annual meeting. The nominating and governance committee recommended to our board of directors that Mr. Powell and Mr. Selick be nominated for election to this class, each for a three-year term ending on the date of the 2011 Annual Meeting or until a successor is duly elected or appointed. Each nominee has consented to serve an additional three-year term.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to our board of directors at the annual meeting:

Michael F. Powell, Ph.D. has served as a member of our board of directors since 2001. He has been a Managing Partner of Sofinnova Ventures, Inc., a venture capital firm, since 1997. Dr. Powell was Group Leader of Drug Delivery at Genentech, Inc. from 1990 to 1997. From 1987 to 1990, he was the Director of Product Development for Cytel Corporation, a biotechnology firm. He was an Adjunct Professor at the University of Kansas and an editorial board member of several pharmaceutical journals. Dr. Powell also serves on the board of directors of Anesiva Inc., Orexigen Therapeutics, Inc. and a number of private companies. He received his B.S. and Ph.D. from the University of Toronto and completed his post-doctorate work at the University of California.

Harold E. Selick, Ph.D. joined us as Chief Executive Officer in June 2002. From June 2002 until July 2007, Dr. Selick was a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax he held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. As a staff scientist at Protein Design Labs, he co-invented the technology underlying the creation of fully humanized antibody therapeutics and applied that to PDL’s first product, Zenapax (daclizumab), which was developed and commercialized by Roche for treating kidney transplant rejection. Dr. Selick received his B.S. and Ph.D. from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco.

The following individuals will continue to serve on our board of directors after the annual meeting:

William A. Halter has served as a member of our board of directors since October 2004. Mr. Halter is the Lieutenant Governor of the State of Arkansas. Mr. Halter has been a business consultant providing services to corporate enterprises since 2001. Mr. Halter was Acting Commissioner and Deputy Commissioner of the Social Security Administration from 1999 to 2001. From 1993 to 1999, Mr. Halter served as Senior Advisor of the Office of Management and Budget in the Executive Office of the President of the United States. Mr. Halter also served as Economist for the Joint Economic Committee of Congress and as Chief Economist for the U.S. Senate Committee on Finance. Prior to entering public service, he was an Associate at McKinsey and Company. Mr. Halter is a Trustee Emeritus of Stanford University where he chaired the Academic Policy Committee and serves on the Humanities and Sciences Council. Mr. Halter also served on the board of directors of Akamai Technologies, Inc., Intermune, Inc., webMethods, Inc. and Xenogen, Inc. Mr. Halter received his B.A. from Stanford University and his M.Phil. in Economics from Oxford University where he was a Rhodes Scholar.

Wilfred E. Jaeger, M.D. has served as a member of our board of directors since 2001. He has been a Partner of Three Arch Partners, a venture capital firm, since 1993. Dr. Jaeger serves on the board of directors of North American Scientific, Inc. and a number of private companies. Dr. Jaeger received his B.S. from the University of British Columbia, his M.D. from the University of British Columbia School of Medicine and his M.B.A. from Stanford University.

Bruce C. Cozadd has served as a member of our board of directors since December 2005. He has been the Executive Chairman of Jazz Pharmaceuticals, Inc. since its inception in 2003. Prior to co-founding Jazz Pharmaceuticals, Mr. Cozadd served in various executive management positions with ALZA Corporation from 1991 until its acquisition by Johnson & Johnson in 2001. At the time of the merger, Mr. Cozadd was serving as Executive Vice President and Chief Operating Officer of ALZA, with responsibility for research and development, manufacturing, and sales and marketing. Prior to joining ALZA, he was in the Corporate Finance Health Care group at Smith Barney, Harris Upham & Co. Inc. He serves on the board of directors of Jazz Pharmaceuticals, Inc. and Cerus Corp., The Nueva School and Stanford Hospital and Clinics. He received his B.S. from Yale University and his M.B.A. from Stanford University.

David R. Hoffmann has served as a member of our board of directors since April 2007. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992 and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefit consulting, and a consultant of ALZA Corporation. He serves on the board of directors of DURECT Corporation. Mr. Hoffmann holds a B.S. in Business Administration from the University of Colorado.

George G.C. Parker, Ph.D. has served as a member of our board of directors since October 2004. Dr. Parker is the Dean Witter Distinguished Professor of Finance (Emeritus) and Management and previously Senior Associate Dean for Academic Affairs and Director of the MBA Program, Graduate School of Business, Stanford University. Dr. Parker joined the faculty at Stanford University in 1973. He serves on the board of directors of Continental Airlines, Inc., BGI Mutual Funds, Tejon Ranch Company, Netgear, Inc. and a number of private companies. Dr. Parker received his B.A. from Haverford College and his M.B.A. and Ph.D. from Stanford University.

There are no family relationships among any of our directors or named executive officers.

DIRECTOR NOMINATION

Criteria for Board Membership. In selecting candidates for appointment or re-election to our board of directors, the nominating and governance committee, or the nominating committee, considers the appropriate balance of experience, skills and characteristics required of our board of directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Global Market, and that members of our audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Global Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to their board duties.

Stockholder Nominees. The nominating committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating committee c/o our Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our Bylaws and under the caption, “Stockholder Proposals for 2009 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. The nominating committee believes we are well-served by our current directors. If an incumbent director is not standing for re-election, or if a vacancy on our board of directors occurs between annual stockholder meetings, or if our board of directors desires to increase its size, the nominating committee will seek out potential candidates for appointment to our board of directors who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of our board of directors and, if the nominating committee deems appropriate, a third-party search firm. The nominating committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating committee. Candidates meriting serious consideration will meet with additional members of our board of directors. Based on this input, the nominating committee will evaluate whether the committee should recommend to our board of directors that this candidate be elected to fill a vacancy on our board of directors, or presented for the approval of the stockholders, as appropriate.

We have never received a proposal from a stockholder to nominate a director. Although the nominating committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2008 Annual Meeting. Dr. Powell and Dr. Selick are nominees standing for re-election.

BOARD MEETINGS AND COMMITTEES

Our board of directors met eight times during fiscal year 2007. The audit committee met four times during fiscal year 2007, the compensation committee met once during fiscal year 2007 and the nominating committee did not meet during fiscal year 2007. Each member of our board of directors attended 75% or more of the board meetings, and each member of our board of directors who served on either the audit, compensation or nominating committee attended at least 75% of each such committee’s meetings.

Our board of directors has determined that the following directors are “independent” under the current rules of the Nasdaq Global Market: Mr. Cozadd, Mr. Halter, Mr. Hoffmann, Dr. Jaeger, Dr. Parker and Dr. Powell.

Under applicable rules of Securities and Exchange Commission and the rules of the Nasdaq Global Market, the existence of certain “related party” transactions above certain thresholds between a director and the company are required to be disclosed and preclude a finding by our board of directors that the director is independent. In addition to transactions required to be disclosed under rules of the Securities and Exchange Commission, our board of directors considered certain other relationships in making its independence determinations, including the fact that a relative of Dr. Michael F. Powell is a non-executive employee, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of us.

Our board of directors has standing (i) audit, (ii) compensation and (iii) nominating and governance committees, each of which has a written charter, copies of which can be found at www.thresholdpharm.com.

Audit Committee. The audit committee currently consists of Mr. Hoffmann (chair), Dr. Jaeger and Dr. Powell. Our board of directors has determined that all members of the audit committee are independent directors under the rules of the Nasdaq Global Market and each of them is able to read and understand fundamental financial statements. Our board of directors has determined that Mr. Hoffmann qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

The purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements. Although management has primary responsibility for the system of internal controls and the financial reporting process, the responsibilities of the audit committee include appointing and approving the compensation of the independent registered public accounting firm to conduct the annual audit of our accounts, reviewing and evaluating the scope and results of the annual audit, approving all professional services to be provided to us by our independent registered public accounting firm, meeting with management and the independent registered public accounting firm to discuss our financial statements and matters that may affect our financial statements, and approving all related party transactions.

Compensation Committee. The compensation committee currently consists of Dr. Jaeger (chair), Mr. Cozadd and Dr. Parker. Our board of directors has determined that all members of the compensation committee are independent directors under the rules of the Nasdaq Global Market. The compensation committee develops and reviews compensation policies and practices applicable to executive officers, reviews and recommends goals for our Chief Executive Officer and evaluates his performance in light of these goals, reviews and evaluates goals and objectives for other officers, oversees and evaluates our equity incentive plans and reviews and approves the creation or amendment of our equity incentive plans.

Nominating and Governance Committee. The nominating committee currently consists of Mr. Halter (chair), Mr. Hoffmann and Dr. Powell. Our board of directors has determined that all members of the nominating committee are independent directors under the rules of the Nasdaq Global Market. The nominating committee’s responsibilities include recommending to our board of directors nominees for possible election to our board of directors. Nominees for the annual meeting were recommended to our board of directors for nomination by the nominating committee and our board of directors subsequently approved these nominees at a meeting of our board of directors on April 3, 2008.

CORPORATE GOVERNANCE

We maintain a corporate governance page on our website which includes key information about our corporate governance matters, including our Code of Ethics and charters for each committee of our board of directors. If there were any amendment or waiver to our Code of Ethics, it would also be included on the corporate governance page. The corporate governance page can be found at www.thresholdpharm.com, by clicking first on “Investors,” then clicking on “Corporate Governance.”

Our policies and practices reflect corporate governance initiatives that it believes are compliant with the listing requirements of the Nasdaq Global Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	A majority of our board of directors members are “independent” under the rules of the Nasdaq Global Market;

•	All members of the key board committees—the audit committee, the compensation committee and the nominating committee—are independent under the rules of the Nasdaq Global Market;

•	The independent members of our board of directors meet regularly outside the presence of management;

•

We have adopted a Code of Ethics that is monitored by management and that applies to all of our officers, directors and employees, including our principal executive officer and all members of our finance department, including our principal financial officer and our controller;

•	The charters of our board of directors committees establish their respective roles and responsibilities;

•	Our audit committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters; and

•	We encourage all directors to attend annual meetings of stockholders. Five of our directors attended our 2007 Annual Meeting.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of our board of directors by writing to them c/o Secretary, Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the audit committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the nominating committee.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 31, 2008 or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) each Named Executive Officer identified in the compensation tables appearing later in this proxy statement, (c) each of our directors, and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission or other information we believe to be reliable.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Shares Beneficially Owned(2)
Stockholders owning more than 5%

Entities affiliated with Felix J. Baker and Julian C. Baker(3)	2,263,000	6.0%
667 Madison Avenue
New York, New York 10021

Entities affiliated with Three Arch Partners(4)	2,440,202	6.5%
3200 Alpine Road
Portola Valley, California 94028

Entities affiliated with Sutter Hill Ventures(5)	2,423,807	6.5%
755 Page Mill Road, Suite A-200
Palo Alto, California 94304-1005

Kevin C. Tang and entities affiliated with Tang Capital Partners(6)	4,751,363	12.7%
4401 Eastgate Mall
San Diego, California 92121

Entities affiliated with Renaissance Technologies LLC(7)	1,990,528	5.3%
800 Third Avenue
New York, New York 10022

Directors and Executive Officers

Harold E. Selick, Ph.D.(8)	1,306,375	3.5%

Michael K. Brawer, M.D.(9)**	147,393	* %

Kevin R. Kaster, J.D.(10)**	265,384	* %

Bruce C. Cozadd(11)	37,222	* %

David R. Hoffmann(12)	10,833	* %

William A. Halter(13)	81,432	* %

Wilfred E. Jaeger, M.D.(14)	2,485,202	6.6%

George G.C. Parker, Ph.D.(15)	81,432	* %

Michael F. Powell, Ph.D.(16)	923,201	2.5%

Mark D. Matteucci, Ph.D.(17)	572,341	1.5%

Stewart M. Kroll(18)	86,427	* %

All current directors and executive officers as a group (11 persons)(19)	5,584,465	15.8%

*	Less than 1%.
**	Indicates former executive officer. Beneficial ownership information for former executive officers is based on the most recent information made available to us by such former executive officer.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063.
(2)	Percentage ownership is based on 37,410,553 shares of our common stock outstanding as of March 31, 2008. Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 31, 2008. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.
(3)	Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008, Baker Biotech Fund I, L.P. is the holder of 567,998 shares, Baker Brokers Life Sciences, L.P. is the holder of 1,629,023 shares, 14159, L.P. is the holder of 48,671 shares and Baker/Tisch Investments, L.P. is the holder of 17,908 shares. By virtue of their ownership of entities that have the power to control the investment decisions of the foregoing limited partnerships, Felix J. Baker and Julian C. Baker may each be deemed to be beneficial owners of the shares owned by such entities and may be deemed to have shared voting and investment power for such shares.
(4)	Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2008, this number includes 2,440,202 shares held of record by Three Arch Partners III, L.P. and Three Arch Associates III, L.P. Dr. Jaeger, who serves as a member of our board of directors, is a managing member of Three Arch Management III, L.L.C., or TAM III, which is the general partner for Three Arch Partners III, L.P. and Three Arch Associates III, L.P. TAM III may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM III, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM III, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM III, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners III, L.P., Three Arch Associates III, L.P. and Three Arch Management III, L.L.C., except to the extent of his pecuniary interest therein.
(5)	Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2008, this number includes 23,762 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P., 60,170 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. and 2,339,875 shares held by Sutter Hill Ventures, a California limited partnership, (collectively, Sutter Hill) over which a managing director of the general partner of the partnerships mentioned herein, shares voting and investment power with seven other managing directors of the general partner of the partnerships mentioned herein. The natural persons who have voting or investment power over the shares held of record by Sutter Hill are David L. Anderson, G. Leonard Baker, Jr., William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither, Jeffrey W. Bird, David E. Sweet, James N. White and Andrew T. Sheehan.
(6)	Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008, this number includes 3,987,500 held by Tang Capital Partners, L.P., a Delaware limited partnership, or TCP, of which Tang Capital Management, LLC, or TCM, is the general partner. TCM, as the general partner of TCP, may be deemed to beneficially hold the 3,987,500 shares held by TCP. Kevin C. Tang, as the manager of TCM, may be deemed to beneficially own 4,751,363 shares, including the 3,987,500 shares held by TCP, over which Mr. Tang shares voting and dispositive power with TCM and TCP, 28,300 shares owned by Mr. Tang’s Individual Retirement Account, over which Mr. Tang has sole voting and dispositive power, and 735,563 shares over which Mr. Tang has voting and/or investment power. Mr. Tang disclaims beneficial ownership of all shares except to the extent of his pecuniary interest therein.
(7)	Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008, this number includes 1,990,528 shares beneficially owned by James H. Simons because of his position as a control person of Renaissance Technologies LLC.
(8)	Includes 147,915 shares subject to options granted to Dr. Selick which are exercisable within 60 days after March 31, 2008. Includes 14,411 shares acquired by Dr. Selick under the 2004 Employee Stock Purchase Plan.
(9)	Includes 130,691 shares subject to options granted to Dr. Brawer which are exercisable within 60 days after March 31, 2008. Includes 2,500 shares acquired by Dr. Brawer under the 2004 Employee Stock Purchase Plan.

(10)	Includes 46,875 shares subject to options granted to Mr. Kaster which are exercisable within 60 days after March 31, 2008. Includes 9,025 shares acquired by Mr. Kaster under the 2004 Employee Stock Purchase Plan.
(11)	Includes 37,222 shares subject to options granted to Mr. Cozadd which are exercisable within 60 days after March 31, 2008.
(12)	Includes 10,833 shares subject to options granted to Mr. Hoffmann which are exercisable within 60 days after March 31, 2008.
(13)	Includes 45,000 shares subject to options granted to Mr. Halter, all of which are exercisable within 60 days after March 31, 2008.
(14)	Includes 2,440,202 shares held of record by Three Arch Partners III, L.P. and Three Arch Associates III, L.P. Dr. Jaeger, who serves as a member of our board of directors, is a Managing Member of Three Arch Management III, L.L.C., or TAM III, which is the general partner for Three Arch Partners III, L.P. and Three Arch Associates III, L.P. TAM III may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM III, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM III, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM III, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners III, L.P., Three Arch Associates III, L.P. and Three Arch Management III, L.L.C., except to the extent of his pecuniary interest therein. Also included are 45,000 shares subject to options granted to Dr. Jaeger, which are exercisable within 60 days after March 31, 2008.
(15)	Includes 45,000 shares subject to options granted to Dr. Parker, all of which are exercisable within 60 days after March 31, 2008.
(16)	Includes 878,200 shares held of record by Sofinnova Venture Partners V, LP, Sofinnova Venture Affiliates V, LP and Sofinnova Venture Principals V, LP. The natural persons affiliated with Sofinnova Ventures, Inc. who has voting or investment power over the shares are Dr. Powell, a member of our board of directors and a Managing Member of Sofinnova Venture Partners, Alain L. Azan and James I. Healy. Dr. Powell disclaims beneficial ownership of the shares held by Sofinnova Venture Partners V, LP, Sofinnova Venture Affiliates V, LP and Sofinnova Venture Principals V, LP except to the extent of his pecuniary interest therein. Also included are 45,000 shares subject to options granted to Dr. Powell, all of which are exercisable within 60 days after March 31, 2008, and one share jointly owned by Dr. Powell and Tana B. Powell.
(17)	Includes 46,875 shares subject to options granted to Dr. Matteucci which are exercisable within 60 days after March 31, 2008 and includes 14,523 shares acquired by Dr. Matteucci under the 2004 Employee Stock Purchase Plan.
(18)	Includes 3,036 shares, which we have the right to repurchase as of the date that is 60 days after March 31, 2008. Includes 46,386 shares subject to options granted to Mr. Kroll which are exercisable within 60 days after March 31, 2008 and includes 11,825 shares acquired by Mr. Kroll under the 2004 Employee Stock Purchase Plan.
(19)	Includes outstanding options to purchase 469,231 shares exercisable within 60 days after March 31, 2008. Total number of shares does not include shares held by Dr. Brawer and Mr. Kaster, each of whom resigned their respective positions with the Company during fiscal 2007.

RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

Pursuant to our Code of Ethics and the Audit Committee Charter, our executive officers and directors must disclose transactions involving actual or apparent conflicts of interests, such as related party transactions, to the audit committee in writing and must obtain the audit committee’s approval prior to entering into any such transaction. In approving or rejecting any proposed transaction, the audit committee considers the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence.

Related Party Transactions and Business Relationships

In March 2008, we entered into a License Agreement, for the use of 5,500 square feet of facilities and laboratory space with AllChemie, Inc., a Delaware corporation. Dr. Harold E. Selick, our Chief Executive Officer and a member of our board of directors, is the chairman of the board of directors of AllChemie, Inc. AllChemie, Inc. will pay us a fee in the aggregate of $193,462 for the one-year initial term of the agreement and, if extended, a fee in the aggregate of $127,050 for the six-month extension term of the License Agreement.

Our Senior Director of Investor Relations, Denise Powell is the sister of Dr. Michael F. Powell, a member of our board of directors and a member of the audit committee and the nominating committee. Ms. Powell’s annual salary is $150,000. In addition, in January 2005, Ms. Powell was granted an option to purchase 45,540 shares of our common stock, which vested as to 25% of the shares on January 13, 2006 and vest as to the remaining shares over the subsequent three years. In March 2006, Ms. Powell was granted an option to purchase 50,000 shares of our common stock, which vest monthly over four years beginning on January 1, 2006. In September 2006, Ms. Powell participated in our Option Exchange Program, as a result of which Ms. Powell exchanged her March 2006 option for an option to purchase an equal number of shares of our common stock granted on September 29, 2006 with an exercise price of $2.57. This option vests monthly such that it will be fully vested on the same date as the option for which it was exchanged would have been fully vested. In January 2007, Ms. Powell received an additional option to purchase 20,000 shares of our common stock, which option vests monthly over four years beginning January 24, 2007. In January 2007, Ms. Powell received a bonus of $22,500. In February 2008, Ms. Powell received an option to purchase 50,000 shares of our common stock, which option vests monthly over four years, beginning March 27, 2008.

Our Amended and Restated Certificate of Incorporation and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. Further, we have entered into separate indemnification agreements with each of our directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, and the rules promulgated by the Securities and Exchange Commission, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership of our equity securities, and changes in that ownership, with the Securities and Exchange Commission. To our knowledge, based solely on our review of the copies of such reports received or written representations from such persons that no other reports were required, we believe that, with the exception of the late filing by Mr. Joel Fernandes of a Form 3 reflecting the issuance of common stock and the grant of stock options by us to him in November 2007 and a Form 4 reflecting the grant of stock options by us to him in November 2007, our directors, executive officers and beneficial owners of more than 10% of our equity securities complied with all applicable filing requirements during 2007.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following table sets forth, as of March 31, 2008, information about our executive officers.

Name	Age	Position(s)
Executive Officers
Harold E. Selick, Ph.D.	53	Chief Executive Officer and Director
John G. Curd, M.D.	62	President and Chief Medical Officer
Joel A. Fernandes	38	Senior Director, Finance and Controller
Mark D. Matteucci, Ph.D.	54	Senior Vice President, Discovery Research
Stewart M. Kroll	49	Vice President of Biostatistics and Clinical Operations

Biographical information for Dr. Selick is included above under the heading “Nominees and Continuing Directors.”

John G. Curd, M.D. has served as our President and Chief Medical Officer since October 2007. Dr. Curd has previously provided advisory and consulting services to us in 2007 relating to results of certain of the our clinical trials. Since December 2001, Dr. Curd served as President and Chief Medical Officer of Novacea, Inc., a biopharmaceutical company. From May 2001 to December 2001, Dr. Curd served as Senior Vice President of Development and Interim President for Vaccines at Maxygen, Inc., a biotechnology company. From June 1999 to May 2001, Dr. Curd served as Executive Vice President at VaxGen, Inc., a vaccine company. From December 1991 to June 1999, Dr. Curd served in various positions at Genentech, Inc., including Vice President of Clinical Development. From 1978 to 1991, Dr. Curd served in various positions at Scripps Clinical and Research Foundation in La Jolla, California, including President of the Medical Staff and Vice Chairman of the Department of Medicine. Dr. Curd holds a B.S. in chemistry from Princeton University and an M.D. from Harvard Medical School.

Joel A. Fernandes joined us in April 2006 and has served as our Senior Director, Finance and Controller since November 2007. Prior to November 2007, Mr. Fernandes served as our Assistant Controller. Mr. Fernandes served as Associate Director of Finance at Theravance, Inc. from January 2005 to March 2006, Senior Manager of Corporate Finance at KLA-Tencor from August 2002 to January 2005 and Assistant Controller of ALZA Corporation from 1999 to 2002. Mr. Fernandes has been a Certified Public Accountant since 1996 and has a Masters in Accountancy from Manchester College, Indiana.

Mark D. Matteucci, Ph.D. joined us in August 2003 and has served as our Senior Vice President, Discovery Research since January 2007. Prior to January 2007, Dr. Matteucci served as our Vice President, Discovery Research. Dr. Matteucci provided medicinal chemistry consultation to several biotechnology companies from 1999 to 2002. He served as the Director of Bioorganic Chemistry at Gilead Sciences, Inc. from 1988 to 1999, where he was the first scientist hired and he established that company’s research program in nucleic acid targeting. Prior to joining Gilead Sciences, Dr. Matteucci was a scientist at Genentech, Inc. Dr. Matteucci received his B.S. from the Massachusetts Institute of Technology and Ph.D. from the University of Colorado.

Stewart M. Kroll joined us in January 2005 and has served as our Vice President of Biostatistics and Clinical Operations since January 2007. Prior to January 2007, Mr. Kroll served as our Senior Director of Biostatistics and as our Director of Biostatistics. Mr. Kroll served as the Senior Director of Biostatistics of Corixa Corporation from December 2000 to January 2005, and served in positions of increasing responsibility, most recently as Director of Biostatistics of Coulter Pharmaceuticals, Inc. from January 1997 to December 2000. Mr. Kroll received his B.A. and M.A. from the University of California, Berkeley.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by (a) our principal executive officer, (b) our two most highly compensated executive officers at the end of fiscal year 2007, and (c) two additional individuals who would have been among our two most highly compensated executive officers had they been serving in such capacity at the end of fiscal year 2007. Collectively, this group is referred to in this proxy statement as named executive officers.

Name and Principal Position	Year	Salary(1)($)	Bonus(2)($)	Option Awards(3)($)	All Other Compensation($)		Total($)
Harold E. Selick, Ph.D. Chief Executive Officer	2007 2006	500,000 500,000	— 100,000	1,690,262 1,849,590	414 431	(4)	2,190,676 2,450,021
Mark D. Matteucci, Ph.D. Senior Vice President, Discovery Research	2007 2006	271,647 234,500	— 46,900	602,532 579,692	414 420	(4)	874,593 861,512
Stewart M. Kroll Vice President of Biostatistics and Clinical Operations	2007 2006	240,000 182,114	— 40,000	161,341 119,647	270 249	(5)	401,611 342,010
Michael K. Brawer, M.D.* Former Chief Medical Officer	2007 2006	273,296 214,757	— 50,000	358,193 355,523	437,528 50,134	(6)	1,069,017 670,414
Kevin Kaster, J.D.* Former Senior Vice President Corporate Development	2007 2006	155,989 175,000	— 35,000	435,202 416,091	195,383 226	(7)	786,574 626,317

*	Dr. Brawer and Mr. Kaster each resigned as one of our executive officers during fiscal year 2007.
(1)	Includes amounts deferred pursuant to our 401(k) plan.
(2)	The amounts in this column reflect the cash bonus awards to the named individual.
(3)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with FAS 123R, disregarding any forfeiture assumptions. See Note 9 of the notes to our financial statements in our Annual Report on Form 10-K filed on March 12, 2008 for a discussion of all assumptions we made in determining the FAS 123R values of our equity awards. Notwithstanding the foregoing, equity awards granted to consultants or that became vested during the period a current or former employee provided service to us as a consultant have been valued in accordance with EITF 98-16, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” The value of option awards vesting in fiscal year 2007 is based upon the number of options granted and the fair market value of the option on the date of grant and can vary significantly by individual.
(4)	Represents $414 in group term life insurance premiums paid by us on behalf of the named individual for fiscal year 2007.
(5)	Represents $270 in group term life insurance premiums paid by us on behalf of Mr. Kroll for fiscal year 2007.
(6)	Includes the following amounts paid to Dr. Brawer upon his resignation on November 2, 2007: $325,000 for severance and $20,654 for accrued paid time off, or PTO, in accordance with a change of control and severance agreement by and between us and Dr. Brawer and $91,512 for taxable travel income and related tax gross ups. Includes $362 in group term life insurance premiums paid by us on behalf of Dr. Brawer.
(7)	Includes the following amounts paid to Mr. Kaster upon his resignation on November 2, 2007: $185,500 for severance and $10,920 for accrued paid time off, or PTO, in accordance with a change of control and severance agreement by and between us and Mr. Kaster. Includes $213 in group term life insurance premiums paid by us on behalf of Mr. Kaster.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of fiscal year 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#)	Number of Securities Underlying Unexercised Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested(1)($)
	Exercisable	Unexercisable
Harold E. Selick, Ph.D.	10,336 45,913 34,335 12,539	17,228 76,523 148,788 54,338	2.57 2.57 1.50 1.50	3/13/2016 3/13/2016 3/19/2017 3/19/2017
					41,113	21,791

Mark D. Matteucci, Ph.D.	8,252 10,497 14,062	13,754 17,497 60,938	2.57 2.57 1.50	3/12/2016 3/12/2016 3/19/2017
					14,864	7,878

Stewart M. Kroll	9,375 1,834 4,832 7,291 5,729 4,166	15,625 3,669 9,665 17,709 19,271 20,834	2.57 2.57 2.57 3.45 3.61 1.51	3/9/2016 6/25/2016 6/25/2016 10/15/2016 1/23/2017 4/1/2017
					4,934	2,615

Michael K. Brawer, M.D.	5,061 5,439 5,439 10,000 6,891 28,106 6,254 24,996 9,375	0 633 633 0 20,032 44,971 3,310 65,440 40,625	0.16 0.53 0.53 2.57 2.57 2.57 2.82 2.82 1.50	3/31/2013 5/11/2014 12/13/2014 5/18/2015 3/13/2016 3/13/2016 9/27/2016 9/27/2016 3/19/2017

Kevin Kaster, J.D.	8,252 10,497 14,062	13,754 17,497 60,938	2.57 2.57 1.50	3/12/2016 3/12/2016 3/19/2017
					9,425	4,995

(1)	Calculated using the closing sales price of the Company’s common stock of $.53 per share on the Nasdaq Global Market on December 31, 2007, the last trading day of fiscal year 2007. The actual value (if any) to be realized by the officer depends on whether the shares vest and on the future performance of our common stock.

Potential Payments Upon Termination or Change In Control

Change of Control Arrangements

In December 2004, we entered into a change of control severance agreement with Dr. Selick. This agreement provides that if Dr. Selick’s employment is terminated by us without cause or is involuntarily terminated, then he will be entitled to a severance payment consisting of 12 months base salary as in effect as of the date of termination. If we terminate Dr. Selick without cause or involuntarily terminate him within 18 months following a change of control, then he will be entitled to the following severance benefits: 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs; immediate acceleration and vesting of all stock options granted prior to the change of control; the termination of our right to repurchase shares of restricted stock purchased prior to the change of control; extension of the exercise period for stock options granted prior to the change of control to two years following the date of termination; and up to 12 months of health benefits.

Under his change of control and severance agreement with us, if Dr. Selick’s employment with us was terminated as of December 31, 2007 and he was entitled to receive the benefits set forth in his change of control agreement, Dr. Selick would have been eligible to receive a lump sum payment of $500,000 in severance in addition to being paid his accrued PTO. If Dr. Selick’s employment with us was terminated as of December 31, 2007 and he was entitled to receive the benefits set forth in his change of control agreement, and such termination occurred within 18 months following a change of control of us, Dr. Selick would have been eligible to receive a lump sum payment of $500,000 in severance plus his accrued PTO, full acceleration of vesting of all stock options having a value of $7,685 as of December 31, 2007, based on the closing price of our common stock on the Nasdaq Global Market of $.53 on December 31, 2007, the final trading day of fiscal year 2007, net of the applicable exercise price of such options, and approximately $24,261 of health benefits.

Indemnification Agreements

We entered into indemnification agreements with our directors and certain of our officers. Such agreements require us, among other things, to indemnify our directors and officers, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2007:

	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	2,983,232	$2.12	3,137,237
Equity compensation plans not approved by stockholders	—	—	—

Total	2,983,232	$2.12	3,137,237	(1)(2)

(1)	Includes 803,525 shares of common stock issuable under our 2004 Employee Stock Purchase Plan.
(2)	Beginning on January 1, 2006, and annually thereafter, the authorized shares for the 2004 Equity Incentive Plan will automatically be increased by a number of shares equal to the lesser of:

•	5% of the number of our shares issued and outstanding prior to the preceding December 31;
•	1,214,402 shares; or
•	an amount determined by our board of directors.

DIRECTOR COMPENSATION

Each non-employee director receives an annual cash retainer of $30,000. In addition, the chair of the audit committee receives an annual cash retainer of $16,000 and the chairs of the nominating committee and the compensation committee each receive an annual retainer of $14,000. Each other member of the audit committee, the nominating committee and the compensation committee receives an annual cash retainer of $10,000. All of our directors are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

All non-employee directors receive automatic stock option grants under our 2004 Amended and Restated Equity Incentive Plan. In May 2007, each non-employee director received an automatic grant of an option to purchase 15,000 shares of our common stock. Mr. David Hoffman, who joined our board in April, 2007, received a grant of an option to purchase 30,000 shares.

All employee directors who are not 5% owners of our common stock are also eligible to participate in our 2004 Employee Stock Purchase Plan. In 2007, Dr. Selick purchased 5,000 shares of our common stock under the 2004 Employee Stock Purchase Plan.

Director Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2007, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)	Total($)
Bruce C. Cozadd	40,000	127,619	167,619
Patrick G. Enright*	14,000	15,478	29,478
George G.C. Parker, Ph.D.	40,000	123,115	163,115
Michael F. Powell, Ph.D.	50,000	25,088	75,088
William A. Halter	44,000	123,115	167,115
Wilfred E. Jaeger, M.D.	54,000	25,088	79,088
David R. Hoffmann*	42,000	7,749	49,749

*	Mr. Enright resigned as a member of the Board on April 2, 2007. Mr. Hoffmann was elected to the Board, effective April 2, 2007, to fill the vacancy created by Mr. Enright’s resignation.
(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with FAS 123R, disregarding any forfeiture assumptions. See Note 9 of the notes to our financial statements in our Annual Report on Form 10-K filed on March 12, 2008 for a discussion of all assumptions we made in determining the FAS 123R values of our equity awards.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by our board of directors (which charter is available at www.thresholdpharm.com), the purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the audit committee include appointing and providing for the compensation of the independent registered public accounting firm. Each member of the audit committee meets the independence requirements of the Nasdaq Global Market.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K, the audit committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2007 with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, discussed with the auditors their independence, and concluded that the non-audit services performed by PricewaterhouseCoopers LLP are compatible with maintaining their independence; and

•

based on the foregoing reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE*

Mr. David R. Hoffmann (chair)

Dr. Wilfred E. Jaeger

Dr. Michael F. Powell

* Note: Mr. Patrick Enright also served as a member of our Audit Committee until his resignation from our board of directors in April 2007.

The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act 0f 1934, and shall not otherwise be deemed filed under these acts.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Auditor’s Fees

The following table shows the fees paid or accrued by us for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2007 and 2006.

	2007	2006
Audit Fees(1)	$324,525	$474,826
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All other Fees(4)	2,400	2,437

Total	$326,929	$477,263

The audit committee has delegated to the chair of the audit committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that the chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee at its next regular meeting.

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, Sarbanes-Oxley Section 404 attestation in fiscal year 2006, and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consist primarily of accounting consultations, employee benefit plan audits and other attestation services. For fiscal years 2007 and 2006, respectively, no fees were paid to PricewaterhouseCoopers LLP for accounting consultations, employee benefit plan audits and other attestation services.
(3)	For fiscal years 2007 and 2006, respectively, no fees were paid to PricewaterhouseCoopers LLP for tax advice or tax return preparation services.
(4)	All other fees consisted of a subscription fee for an online accounting research tool.

PROPOSAL 1

ELECTION OF DIRECTORS

At the annual meeting, the stockholders will vote on the election of two Class I directors to serve for a three-year term until the annual meeting of stockholders in 2011 and until their successors are elected and qualified. Our board of directors has unanimously nominated Mr. Michael F. Powell and Dr. Harold E. Selick upon the recommendation of the nominating committee, for election to our board of directors as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If either Mr. Powell or Mr. Selick becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by our board of directors. The proxies being solicited will be voted for no more than two nominees at the annual meeting. The Class I Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

Our board of directors recommends a vote “FOR” the election of Mr. Michael F. Powell and Dr. Harold E. Selick as Class I directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Mr. Michael F. Powell and Dr. Harold E. Selick.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, the stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the annual meeting will be required to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

PROPOSAL 3

APPROVAL OF AMENDMENT TO OUR AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Introduction

Our board of directors is recommending that the stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to (i) give effect to a reverse stock split of our outstanding shares of common stock at a ratio of not less than one-for-two and not greater than one-for-ten and (ii) reduce the number of authorized shares of our common stock from 150,000,000 to 50,000,000. If this proposal is approved, our board of directors, who may in turn delegate such authority to a committee of the board, will have the authority to decide, within 12 months from the annual meeting, whether to implement the reverse split and, if so implemented, the exact amount of the reverse split within this range. If our board of directors decides to implement the reverse split following such stockholder approval, it will become effective after filing the amendment with the Secretary of State of the State of Delaware (the “Effective Date”). Even if the stockholders approve the reverse slit, it is within the discretion of our board of directors when to effect the reverse split, if at all, within 12 months from the annual meeting and to select the exchange ratio. On the Effective Date, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio selected by our board of directors and the number of authorized shares of our common stock would be reduced from 150,000,000 to 50,000,000. The form of amendment to our Amended and Restated Certificate of Incorporation to effect the reverse split is attached as Exhibit A to this proxy statement.

Objectives of the Proposed Reverse Split

The primary objective of our board of directors in seeking stockholder approval for the reverse split is to raise the per share trading price of our common stock. Our board of directors believes that this would, among other things, better enable us to maintain the listing of our common stock on the Nasdaq Global Market or the Nasdaq Capital Market and facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities.

Background of the Proposed Reverse Split

Our common stock is currently quoted on the Nasdaq Global Market. In order for our common stock to continue to be quoted on the Nasdaq Global Market or the Nasdaq Capital Market, we must satisfy various listing maintenance standards established by The Nasdaq Stock Market. Among other things, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive business days during the 180 calendar days following notification by Nasdaq, then Nasdaq may delist our common stock from trading. If a delisting from the Nasdaq Global Market and the Nasdaq Capital Market were to occur, our common stock would trade on the OTC Bulletin Board or in the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Global Market or the Nasdaq Capital Market.

As previously reported, on October 19, 2007, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market indicating that closing price per share of our common stock was below the $1.00 minimum bid price requirement for 30 consecutive trading days and that, as a result, we no longer meet The Nasdaq Stock Market’s minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5). Nasdaq provided us with 180 calendar days, or until April 16, 2008, to regain compliance.

If we do not regain compliance with the minimum bid price by April 16, 2008, Nasdaq will provide written notification that our common stock will be delisted. At that time, we may appeal Nasdaq’s determination to delist our securities to a Listing Qualifications Panel. Alternatively, we may consider applying to transfer the listing of its common stock to the Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c), other than the $1.00 minimum bid price requirement of Marketplace Rule 4310(c)(4). If such an application were approved, we would be afforded the remainder of a second 180-day compliance period to regain compliance with the $1.00 minimum bid price requirement while our common stock traded on the Nasdaq Capital Market.

Rationale for the Reverse Stock Split

The closing sale price of our common stock on the Record Date was $0.43 per share. Accordingly, our common stock price continues to be below the minimum bid price requirement of the Nasdaq Global Market. Consequently, our board of directors has determined that a reverse split would help us achieve compliance with this requirement, which would facilitate our ability to continue to have our common stock listed for trading on a national exchange.

If our common stock is delisted from the Nasdaq Global Market and the Nasdaq Capital Market, it would trade on the OTC Bulletin Board or in the “pink sheets.” Our board of directors believe that these alternative markets have significantly lower trading volume and are much less efficient than the Nasdaq Global Market or Nasdaq Capital Market and, as such, trading on such markets may negatively impact the liquidity of our common stock and our ability to obtain future financing on favorable terms.

Our board of directors further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, thus improving liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Our board of directors believes that the anticipated higher market price resulting from a reverse split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

The purpose of seeking stockholder approval of a range of exchange ratios of not less than one-for-two and not greater than one-for-ten (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the reverse split. If the stockholders approve this proposal, our board of directors (or a committee of the board delegated this power) may effect the reverse split, including setting the timing for such reverse split and selecting the specific ratio as described in this proxy statement, only a determination that a reverse split would be in our best interests at that time. No further action on the part of stockholders would be required to either implement or abandon the reverse split. If the stockholders approve the proposal, and our board of directors (or committee) determines to effect the reverse split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by our board of directors. If our board of directors does not implement the reverse split within 12 months from the annual meeting, the authority granted in this proposal to implement the reverse split will terminate. Our board of directors reserves its right to elect not to proceed with the reverse split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

Material Effects of Proposed Reverse Split

Our board of directors believes that the reverse split will increase the price level of our common stock and, as a result, will enable us to regain compliance with the Nasdaq Global Market’s minimum bid price requirements and generate interest in us among investors. Our board of directors cannot predict, however, the effect of the reverse split upon the market price for our common stock, and the history of similar reverse splits for companies in like circumstances has varied. The market price per share of common stock after the reverse split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse split. If the market price of our common stock declines after we effect the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse split. The market price per share of our common stock post-reverse split may not remain in excess of the $1.00 minimum bid price as required by Nasdaq, or we may fail to meet the other requirements for continued listing on the Nasdaq Global Market or Nasdaq Capital Market resulting in the delisting of our common stock. The market price of our common stock may also be affected by our performance and other factors, the effect of which our board of directors cannot predict.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except to the extent that the reverse split results in any stockholder owning a fractional share. In lieu of issuing fractional shares, we will make arrangements with our transfer agent to aggregate all fractional shares otherwise issuable in the reverse split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata potion of the sale proceeds.

The principal effects of the reverse split will be that (i) number of shares of our common stock issued and outstanding will be reduced from 37,410,553 shares as of the Record Date to a range of 18,705,276 (in the event a one-for-two ratio is chosen) to 3,741,055 (in the event a one-for-ten ratio is chosen) shares, depending on the exact exchange ratio chosen, (ii) the number of authorized shares of our common stock will be reduced from 150,000,000 shares to 50,000,000, and (iii) the number of shares reserved for issuance pursuant to our existing benefit plans will be proportionately reduced.

As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of potential reverse split ratios within the proposed range based on 37,410,553 shares of our common stock outstanding as of the Record Date:

Proposed Reverse Split	Approximate Percentage Reduction	Approximate Number of Shares to be Outstanding
1-for-2	50.0%	18,705,276
1-for-3	33.3%	12,470,184
1-for-4	25.0%	9,352,638
1-for-5	20.0%	7,482,110
1-for-6	16.7%	6,235,092
1-for-7	14.3%	5,344,364
1-for-8	12.5%	4,676,319
1-for-9	11.1%	4,156,728
1-for-10	10.0%	3,741,055

The reverse split will not affect the par value of our common stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to our common stock will be reduced to between 50% and 10% of its present amount, depending on the exact exchange ratio selected, and our additional paid-in capital account will be credited in the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

The reverse split will not change the terms of our common stock. After the reverse split, shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 as promulgated under the Exchange Act. Following the reverse split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Factors Influencing Our Discretion in Implementing the Reverse Split

Our board of directors intends to implement the reverse split if it believes that this action is in our best interest and the best interests of our stockholders. Such determination shall be based upon certain factors, including but not limited to: existing and expected marketability and liquidity of our common stock, prevailing market conditions, the Nasdaq Global Market’s and the Nasdaq Capital Market’s listing criteria, and the anticipated effect on the market price of our common stock.

In determining the reverse split ratio, our board of directors will consider numerous factors, including the historical and projected performance of our common stock, our projected performance, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of our common stock over the short and longer period following the effectiveness of the reverse split with a view to enabling us to meet, for the foreseeable future, the Nasdaq Global Market’s and the Nasdaq Capital Market’s minimum bid price requirement for continued listing.

Procedure for Effecting the Proposed Reverse Split and Exchange of Stock Certificates

If our stockholders approve the reverse split and our board of directors determines it is in our best interest to effect the reverse split, the reverse split would become effective at such time as the amendment to our Amended and Restated Certificate of Incorporation, the form of which is attached as Exhibit A to this proxy statement, is filed with the Secretary of State of Delaware. Upon the filing of the amendment, all of our existing common stock will be converted into “New Common Stock” as set forth in the amendment.

As soon as practicable after the Effective Date, we will notify the stockholders that the reverse split has been implemented. Mellon Investor Services LLC, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

No Dissenters Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Amended and Restated Certificate of Incorporation to affect the reverse split, and we do not intend to independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain U.S. federal income tax consequences relating to the reverse split as of the date hereof and does not purport to be complete. Except where noted, this summary deals only with a stockholder who holds common stock as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. holder.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as:

•	partnerships

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	dealers or traders in securities or currencies;

•

stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or

•	a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences (including any state, local or foreign tax consequences) of the reverse split.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

U.S. Holders. Generally, the reverse split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the new shares of common stock will be the same as the aggregate adjusted basis of our common stock exchanged for such new shares, reduced by the amount of the adjusted basis of any common stock exchanged for such new shares that is allocated to the fractional share for which cash is received. The holding period of the new, post-reverse split shares of our common stock resulting from implementation of the reverse split will include a U.S. holder’s holding period for the pre-reverse split shares exchanged for such new shares. A stockholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. Any gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Non U.S. Holders. A non-U.S. holder of our common stock generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the reverse split; provided, however, that gain generally will be subject to tax if (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (in which case, for a non-U.S. holder that is a foreign corporation, the branch profits tax may also apply), and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (ii) the gain is recognized by a non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the reverse split and certain other conditions are met, or (iii) we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes. We believe that we currently are not and have not been, nor do we anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Our board of directors recommends a vote “FOR” the amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a household. A stockholder may request that we deliver a separate copy of either document by writing to the Secretary, Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063 or by phoning us at (650) 474-8200 and asking for Investor Relations. In the event a stockholder wants to receive separate copies of the annual report and proxy statement in the future, or a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address and phone number.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

FORM 10-K

We will mail without charge to any stockholder upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 including the financial statements, schedules and a list of exhibits. Requests should be sent to: Secretary, Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Our Bylaws provide that advance notice of a stockholder’s proposal must be delivered to our Corporate Secretary at our principal executive offices no earlier than November 18, 2008, or 150 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting, and not later than December 18, 2008, or 120 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, our Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than or 150 days prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders from our Corporate Secretary upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the proxy statement of our board of directors for the annual meeting must submit such proposals so as to be received by us at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063, on or before December 18, 2008. In addition, if we are not notified by December 18, 2008, of a proposal to be brought before the 2009 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors

Dr. Harold E. Selick Chief Executive Officer

Redwood City, California

April 18, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THRESHOLD PHARMACEUTICALS, INC.

The undersigned, Dr. Harold E. Selick, hereby certifies that:

1. He is the Chief Executive Officer of Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”).

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 17, 2001.

3. Article Fourth, Paragraph A of the Corporation’s Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as follows:

“A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 52,000,000, consisting of 50,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

Upon the filing of this Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [                ] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into [                ] share of the Corporation’s Common Stock, automatically and without any action on the part of the respective holders thereof (the “Reverse Stock Split”). No fractional shares shall be issued in the Reverse Stock Split. In lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable in the Reverse Stock Split shall be issued to the Corporation’s transfer agent, as agent for the accounts of all holders of such fractional shares. The transfer agent shall sell all of the fractional interests as soon as practicable after the Effective Time on the basis of the prevailing market prices on the open market on behalf of such holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds.”

4. This Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the provisions of the Corporation’s Amended and Restated Certificate of Incorporation and with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation at Redwood City, California on [                    ], 2008.

/s/ Harold E. Selick
Dr. Harold E. Selick Chief Executive Officer

THRESHOLD PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2008

The undersigned hereby appoints Dr. Harold E. Selick and Dr. Michael F. Powell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Threshold Pharmaceuticals, Inc. (the “Company”) that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., local time, at the Company’s principal executive offices located at 1300 Seaport Boulevard, Suite 500, Redwood City, California 94603, and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 4, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders, and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2 AND 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE (UNLESS VOTING BY INTERNET OR TELEPHONE).

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1.	To elect the following two directors of the Company to serve for the ensuing year end until their successors are elected and qualified: Dr. Harold E. Selick Dr. Michael F. Powell	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	For ☐	Against ☐	Abstain ☐

3.	Proposal to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to be implemented, if deemed necessary, by the Board of Directors at any time within 12 months from the annual meeting, which will (i) give effect to a reverse stock split of the Company’s outstanding shares of common stock at a ratio of not less than one-for-two and not greater than one-for-ten, with the exact ratio to be determined by the Board, and (ii) reduce the number of authorized shares of the Company’s common stock from 150,000,000 to 50,000,000.	For ☐	Against ☐	Abstain ☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

Date

Printed Name of Stockholder

Signature

Signature

VOTE BY INTERNET, TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to the day of the Annual Meeting of Stockholders.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/thld Use the internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.